CONVERSION AGREEMENT

THIS CONVERSION AGREEMENT (the "Conversion Agreement"), dated as of June 11, 2009, is made by and among the parties set forth in the column marked "Converting Noteholder" in Schedule A attached hereto (each, a "Converting Noteholder" and collectively, the "Converting Noteholders"), and Comanche Clean Energy Corporation, a Cayman Islands exempted company with limited liability, with headquarters located c/o Maples and Calder, Ugland House, Grand Cayman KY1-1104 Cayman Islands (the "Company").

WHEREAS:

A. Each Converting Noteholder holds an Amended and Restated Senior Secured Convertible Note of the Company due April 3, 2012 (a "Convertible Note") in the principal amount set forth opposite the Converting Holder's name on Schedule A, and Warrants to Purchase Ordinary Shares providing for the purchase of ordinary shares in the Company ("Ordinary Shares") issued pursuant to the Securities Purchase Agreement dated March 30, 2007 between the Company and the Buyers set out therein, also as set forth opposite the Converting Holder's name on Schedule A (the "Warrants").

B. Section 3(b) of each Convertible Note provides:

"(b) Conversion Rate. The number of Shares issuable upon conversion of any Conversion Amount pursuant to Section 3(a) shall be determined by dividing (x) such Conversion Amount by (y) the Conversion Price (the "Conversion Rate").

(i) "Conversion Amount" means the portion of the Principal to be converted, redeemed or otherwise in respect of which the applicable determination is being made.

(ii) "Conversion Price" means, as of any Conversion Date (as defined below) or other date of determination, $5.50 per Share."

C. The Company proposes to issue shares of preferred stock having the characteristics described in the resolutions of the board of directors of the Company dated June 11, 2009 set out as Attachment A and in the proposed resolutions of an Extraordinary General Meeting of the Company set out as Attachment B (the "Preference Shares").

D. The Company has offered to allow each Converting Noteholder to exchange all, but not less than all, of the outstanding principal amount of together with accrued, but unpaid, interest on the Convertible Note held by such Converting Noteholder into Preference Shares (rather than into Ordinary Shares) at a conversion price of $1.50 per Preference Share (rather than $5.50 per Ordinary Share) and to exchange all of the Warrants held by each Converting Noteholder for Ordinary Shares with the value of such Warrants being exchanged for Ordinary Shares at an issue price of $1.50 per Ordinary Share, provided all of the Convertible Notes are so converted and all of the Warrants are so exchanged, and each Converting Noteholder desires to elect to convert the Convertible Note and exchange the Warrants held by it on such terms.

NOW, THEREFORE, the Company and the Converting Noteholders hereby agree as follows:

Section 1. All capitalized terms used, but not defined, herein shall have the meaning ascribed to them in the Convertible Note.

Section 2. The Company shall cause the notice of Extraordinary General Meeting as contemplated in Attachment B to be given immediately following the execution and delivery of this Agreement by all the parties hereto, and shall cause such Extraordinary General Meeting to occur as promptly as practicable upon the satisfaction of the notice provisions regarding such meeting in the Company's Memorandum and Articles of Association.

Section 3. The Company and each Converting Noteholder hereby agree that, as promptly as practicable following the adoption of the resolutions set out in Attachment B:

(a) notwithstanding the terms of the Convertible Notes, the entire principal amount of and all accrued, but unpaid, interest on the Convertible Note held by such Converting Noteholder shall be exchanged for the aggregate number of Preference Shares of the Company set forth opposite such Converting Noteholder's name on Schedule A; and

(b) all of the Warrants held by such Converting Noteholder shall be exchanged for the aggregate number of Ordinary Shares of the Company set forth opposite such Converting Noteholder's name on Schedule A.

Upon the request of the Company, each Converting Noteholder shall execute and deliver all such other documents and instruments and take all such other action as shall be reasonably necessary in order to effect such exchange.

Section 4. Each Converting Noteholder hereby represents and warrants, severally, but not jointly, to the Company as follows:

(a) Authority Relative to This Agreement. Each Converting Noteholder has all necessary power and authority to execute and deliver this Conversion Agreement, to perform his or its obligations hereunder and to consummate the transactions contemplated hereby. This Conversion Agreement has been duly executed and delivered by such Converting Noteholder and constitutes a legal, valid and binding obligation of such Converting Noteholder, enforceable against such Converting Noteholder in accordance with its terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws now or hereafter in effect relating to, or affecting generally the enforcement of creditors' and other obligees' rights, (ii) where the remedy of specific performance or other forms of equitable relief may be subject to certain equitable defenses and principles and to the discretion of the court before which the proceeding may be brought, and (iii) where rights to indemnity and contribution thereunder may be limited by applicable law and public policy.

(b) No Conflict. The execution and delivery of this Conversion Agreement by such Converting Noteholder does not, and the performance of this Conversion Agreement by such Converting Noteholder shall not, (y) conflict with or violate any federal, state or local law, statute, ordinance, rule, regulation, order, judgment or decree applicable to such Converting Noteholder or (z) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any portion of the Convertible Note or Warrants owned by such Converting Noteholder pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Converting Noteholder is a party or by which such Converting Noteholder is bound. The execution and delivery of this Conversion Agreement by such Converting Noteholder does not, and the performance of this Conversion Agreement by such Converting Noteholder shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental entity by such Converting Noteholder.

(c) Title to the Stock. As of the date hereof, the Converting Noteholder is the owner of the Convertible Note in the principal amount set forth opposite its name on Schedule A attached hereto, and of the Warrants set forth opposite its name on such Schedule A. Such Convertible Note and Warrants are owned free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on such Converting Noteholder's voting rights, charges and other encumbrances of any nature whatsoever.

(d) Accredited Investor Status. The Converting Noteholder is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D.

(e) Reliance on Exemptions. Such Converting Noteholder understands that the Preference Shares issuable upon exchange of the Convertible Note, and the Ordinary Shares issuable upon exchange of the Warrants, are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon, among other things, the truth and accuracy of, and such Converting Noteholder's compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Converting Noteholder set forth herein in order to determine the availability of such exemptions and the eligibility of such Converting Noteholder to acquire the Preference Shares and the Ordinary Shares.

(f) Information. Such Converting Noteholder and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and its subsidiaries and materials relating to the offer and sale of the Preference Shares and the Ordinary Shares which have been requested by such Converting Noteholder. Such Converting Noteholder and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Such Converting Noteholder understands that its investment in the Shares involves a high degree of risk and is able to afford a complete loss of such investment. Such Converting Noteholder has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision in respect of its acquisition of the Preference Shares and the Ordinary Shares.

(g) No Governmental Review. Such Converting Noteholder understands that no federal or state agency or any other governmental authority, whether in the United States or elsewhere, has passed on or made any recommendation or endorsement of the Preference Shares or the Ordinary Shares or the fairness or suitability of the investment in the Preference Shares or the Ordinary Shares nor have such authorities passed upon or endorsed the merits of the offering of the Preference Shares or the Ordinary Shares.

Section 5. The Company hereby represents and warrants to the Coverting Noteholders as follows:

(a) Authority Relative to This Agreement. The Company has all necessary power and authority to execute and deliver this Conversion Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Conversion Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws now or hereafter in effect relating to, or affecting generally the enforcement of creditors' and other obligees' rights, (ii) where the remedy of specific performance or other forms of equitable relief may be subject to certain equitable defenses and principles and to the discretion of the court before which the proceeding may be brought, and (iii) where rights to indemnity and contribution thereunder may be limited by applicable law and public policy.

(b) No Conflict. (i) The execution and delivery of this Conversion Agreement by the Company does not, and the performance of this Conversion Agreement by the Company shall not, (y) conflict with or violate any federal, state or local law, statute, ordinance, rule, regulation, order, judgment or decree applicable to the Company or (z) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any property of the Company pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company is a party or by which the Company is bound. The execution and delivery of this Conversion Agreement by the Company does not, and the performance of this Conversion Agreement by the Company shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental entity by the Company.

(c) Information. Any materials referred to in Section 4(f) above.which have been provided to any or all Converting Noteholders and/or their respective advisers are true, accurate and free from material error and the Company acknowledges that the Converting Noteholders are entering into this Agreement in full reliance thereon.

<u>Section 6.</u> This Conversion Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State. Each party hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the state and federal courts located in the Borough of Manhattan, State of New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address set forth for each Converting Noteholder on Schedule A and in the case of the Company to the address first written above, and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

[Signature pages follow.]

IN WITNESS WHEREOF, each of the Company and the Converting Noteholders have caused this Conversion Agreement to be duly executed by its authorized officers as of the day and year first above written.

DEEPHAVEN DISTRESSED OPPORTUNITIES TRADING LTD.

By: Specialty Fund Management Services LLC
Its: Investment Manager

By: Stark Offshore Management LLC
Its: Manager
By: Michael A. Roth
Its: Managing Member

IN WITNESS WHEREOF, each of the Company and the Converting Noteholders have caused this Conversion Agreement to be duly executed by its authorized officers as of the day and year first above written.

DEUTSCHE BANK AG, LONDON BRANCH
[CONVERTING NOTEHOLDER]:

By: ______________________
Name: SIELING
Title: MANAGING DIRECTOR

SAMI KHAN
LEGAL COUNSEL

IN WITNESS WHEREOF, each of the Company and the Converting Noteholders have caused this Conversion Agreement to be duly executed by its authorized officers as of the day and year first above written.

[CONVERTING NOTEHOLDER]: UTILICO EMERGING MARKETS LIMITED

By: ______________________
Name: CHARLES JILLINGS
Title: DIRECTOR

[CONVERTING NOTEHOLDER]:

By: ______________________
Name:
Title:

[CONVERTING NOTEHOLDER]:

By: ______________________
Name:
Title:

[CONVERTING NOTEHOLDER]:

By: ______________________
Name:
Title:

[CONVERTING NOTEHOLDER]:

By: ______________________
Name:
Title:

COMANCHE CLEAN ENERGY CORPORATION

By: ______________________
Name:
Title:

IN WITNESS WHEREOF, each of the Company and the Converting Noteholders have caused this Conversion Agreement to be duly executed by its authorized officers as of the day and year first above written.

Whitebox Hedged High Yield Partners, L.P.
[CONVERTING NOTEHOLDER]:

By: ______________________
Name: Jonathan D. Wood
Title: Chief Operating Officer

IN WITNESS WHEREOF, each of the Company and the Converting Noteholders have caused this Conversion Agreement to be duly executed by its authorized officers as of the day and year first above written.

[CONVERTING NOTEHOLDER]:

By: Whitebox Intermarket Partners, LP
Name: JONATHAN WOOD
Title: DIRECTOR

COMANCHE CLEAN ENERGY CORPORATION

By: ______________________

Name: Alicia Návar Noyola

Title: Vice Chairman

Schedule A to Conversion Agreement

SCHEDULE OF CONVERTING NOTEHOLDERS

Name and Address of Converting Noteholder	Aggregate Principal Amount and Accrued Interest as of June 11, 2009 of Convertible Note	Number of Preference Shares to be Issued upon Conversion of Principal and Accrued Interest	Number of Warrants Held by Converting Noteholder (1)	Number of Ordinary Shares to be Issued to Converting Noteholder Upon Tender of Warrants
Deephaven Distressed Opportunities Trading Ltd.	$2,113,604.07	2,114	617,794 (2)	327,431 (2)
Deutsche Bank AG, London	$8,125,638.44	8,126	1,271,808	674,059
Utilico Emerging Markets Limited	$2,510,669.09	2,511	1,352,831	717,001
Whitebox Hedged High Yield Partners, LP	$10,345,205.60	10,346	1,749,501	927,236
Whitebox Intermarket Partners, LP	$564,862.30	565	101,466	53,777

(1) Adjusted to reflect contractual adjustment as a result of the Convertible Note conversion.

(2) Warrants held by Deephaven Growth Subfund Trading, Ltd.